EXHIBIT 23
                       CONSENT OF INDEPENDENT AUDITORS


Marsh & McLennan Companies, Inc.:

We consent to the incorporation by reference in the previously filed Form S-8 Registration Statements (Registration File Nos. 2-58660, 2-65096, 2-82938, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603 and 33-
63389) and in the previously filed Form S-4 Registration Statement (Registration File No. 33-24124) of our reports appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1995.

/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
March 28, 1996